UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2021

ACCURAY INCORPORATED

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction

of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 13, 2021, Accuray Incorporated (the “Company”) issued $100.0 million aggregate principal amount of its 3.75% convertible senior notes due 2026 (the “new notes”) consisting of (i) approximately $97.1 million aggregate principal amount of new notes issued in exchange for approximately $82.1 million aggregate principal amount of the Company’s outstanding 3.75% Convertible Senior Notes due 2022 (the “2022 notes”) pursuant to privately-negotiated agreements (the “Exchange Agreements”) with a limited number of existing holders of the 2022 notes who are both institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) and “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) (such existing holders, the “Exchange Participants” and such exchange transactions, the “Exchange”) and (ii) approximately $2.9 million aggregate principal amount of new notes issued for cash (the “Subscription” and, together with the Exchange, the “Transactions”) pursuant to privately-negotiated agreements (the “Subscription Agreements” and, together with the Exchange Agreements, the “Agreements”) with certain qualified investors who are both institutional accredited investors and qualified institutional buyers (the “Purchasers”).

Separately, the Company purchased an aggregate of approximately 3.1 million shares of its common stock (the “Repurchases”) in privately negotiated transactions with a financial intermediary at a price per share of $4.51, equal to the last reported sale price of Accuray common stock on May 6, 2021, in order to facilitate the Exchange. These Repurchases could increase, or prevent a decrease in, the market price of Accuray common stock or the new notes.

In connection with the issuance of the new notes in the Transactions, the Company entered into an Indenture (the “Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Additional information pertaining to the new notes and the Indenture is contained in Item 2.03 and incorporated herein by reference.

New Senior Secured Credit Agreement

As previously reported, on May 6, 2021, the Company entered into a senior secured credit agreement (the “Credit Agreement”) by and among the Company, as borrower, Silicon Valley Bank, individually as a lender and agent, and the other lenders from time to time parties thereto. The Credit Agreement provides for a new five-year $80 million term loan (the “Term Loan Facility”) and a $40 million revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Facilities”). The initial borrowings under the Credit Agreement, including $25 million under the Revolving Credit Facility, were funded on May 14, 2021.

See the Company’s Current Report on Form 8-K filed on May 12, 2021 for more details on the Credit Agreement and the Facilities. The summaries in that Current Report on Form 8-K and this Current Report on Form 8-K relating to the Credit Agreement and the Facilities do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Credit Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending June 30, 2021.

Item 1.02 Termination of Material Definitive Agreements

On May 14, 2021, the initial borrowings under the Credit Agreement, plus available cash on hand, were used to repay all outstanding obligations and terminate all commitments under the credit and security agreement, dated as of December 15, 2017 (as amended or otherwise modified, the “Existing Term Loan Facility”), by and among the Company, TomoTherapy Incorporated, MidCap Financial Trust and the other parties thereto and the credit and security agreement, dated as of June 14, 2017 (as amended or otherwise modified, the “Existing Revolving Facility” and, together with the Existing Term Loan Facility, the “Existing Facilities”), by and among the Company, TomoTherapy Incorporated, MidCap Financial Trust and the other parties thereto. The Existing Term Loan Facility and the Existing Revolving Facility were terminated on May 14, 2021.

The material terms of the Existing Facilities have been previously reported on the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The new notes are senior, unsecured obligations of the Company, accrue interest payable semi-annually in arrears and will mature on June 1, 2026, unless earlier converted, redeemed or repurchased. The initial conversion rate is 170.5611 shares of Accuray common stock per $1,000 principal amount of new notes (equivalent to an initial conversion price of approximately $5.86 per share), subject to customary adjustments.

The new notes will be convertible into cash, shares of Accuray common stock or a combination of cash and shares of Accuray common stock, at the Company’s election. Prior to the close of business on the business day immediately preceding March 1, 2026, the new notes will be convertible at the option of holders only upon the satisfaction of certain conditions. Thereafter, holders of the new notes may convert their new notes at their option at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date.

The Company may redeem for cash all or any portion of the new notes, at its option, on or after June 5, 2024 if the last reported sale price of Accuray common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the new notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date.

If the Company elects to redeem all or a portion of the new notes, or upon the occurrence of certain corporate events, the Company will, under certain circumstances, increase the conversion rate for holders who elect to convert new notes during the related redemption period or in connection with such corporate event. If the Company undergoes a “fundamental change,” holders of the new notes may require the Company to repurchase for cash all or any portion of their new notes at a fundamental change repurchase price equal to 100% of the principal amount of the new notes to be repurchased, plus accrued and unpaid special interest if any, to, but excluding, the fundamental change repurchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the new notes then outstanding may declare the entire principal amount of all the new notes, and the interest accrued on such new notes, if any, to be immediately due and payable. Upon events of default involving specified bankruptcy events involving the Company, the new notes will be due and payable immediately.

Item 3.02 Unregistered Sales of Equity Securities

The new notes were issued to the Exchange Participants in the Exchange and the Purchasers in the Subscription in private placements in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Exchange Participants and the Purchasers in the Agreements. The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of May 13, 2021, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 3.75% Convertible Senior Note due 2026 (included in Exhibit 4.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accuray Incorporated

By:	/s/ Shig Hamamatsu
Name: Shig Hamamatsu
Title: Chief Financial Officer

Date: May 18, 2021